UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2016

ARRIS INTERNATIONAL PLC

(Exact name of registrant as specified in its charter)

England and Wales	001-37672	98-1241619
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3871 Lakefield Drive Suwanee, Georgia	30024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 473-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual General Meeting of Shareholders of ARRIS International plc (“ARRIS” or the “Company”) held on May 11, 2016, the ARRIS shareholders approved the Company’s 2016 Stock-Incentive Plan (the “2016 Plan”). The 2016 Plan is intended to facilitate the hiring, retention and continued motivation of key employees, consultants and directors and to align more closely their interests with those of the Company and its shareholders. Up to 31,215,000 ordinary shares are authorized for issuance under the 2016 Plan. A description of the 2016 Plan is set forth in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 1, 2016 and such description is incorporated herein by reference. The description of the 2016 Plan is qualified in its entirety by reference to the full text of the 2016 Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The following resolutions were voted on at the ARRIS Annual General Meeting of Shareholders held on May 11, 2016:

1.	Election of directors to serve until the 2017 Annual General Meeting of Shareholders (each by separate resolution). Each of the nominees listed below was elected.

Nominee	Votes For	Votes Against	Abstained	Broker Non-Votes
a. Alex B. Best	136,599,289	2,306,146	99,758	12,871,167
b. J. Timothy Bryan	138,741,139	162,035	102,019	12,871,167
c. James A. Chiddix	136,306,724	2,590,665	107,804	12,871,167
d. Andrew T. Heller	137,528,052	1,374,951	102,190	12,871,167
e. Dr. Jeong H. Kim	136,942,345	1,960,141	102,707	12,871,167
f. Robert J. Stanzione	132,206,617	6,741,275	57,301	12,871,167
g. Doreen A. Toben	138,714,673	191,711	98,809	12,871,167
h. Debora J. Wilson	138,017,771	888,703	98,719	12,871,167
i. David A. Woodle	138,655,457	272,900	76,836	12,871,167

2.	Ratification of appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016. The resolution was approved.

Votes For	Votes Against	Abstained	Broker Non-Votes
150,393,561	1,333,064	149,735	N.A.

3.	Appointment of Ernst & Young LLP as the Company’s U.K. statutory auditors under the U.K. Companies Act 2006. The resolution was approved.

Votes For	Votes Against	Abstained	Broker Non-Votes
151,039,478	680,925	155,957	N.A.

4.	Authorization for the Audit Committee of the ARRIS Board of Directors to determine the U.K. statutory auditor’s remuneration. The resolution was approved.

Votes For	Votes Against	Abstained	Broker Non-Votes
150,742,366	941,635	192,359	N.A.

5.	Approval of the 2016 Plan. The resolution was approved.

Votes For	Votes Against	Abstained	Broker Non-Votes
120,971,738	17,952,259	81,196	12,871,167

6.	Non-binding advisory vote approving the compensation of the Company’s named executive officers. The resolution was approved.

Votes For	Votes Against	Abstained	Broker Non-Votes
132,476,195	6,365,660	163,338	12,871,167

7.	Non-binding advisory vote approving the reports of the auditors and the directors and the U.K. statutory accounts for the year ended December 31, 2015. The resolution was approved.

Votes For	Votes Against	Abstained	Broker Non-Votes
151,374,911	241,077	260,372	N.A.

8.	Amendment to the Company’s Articles of Association. The resolution was approved.

Votes For	Votes Against	Abstained	Broker Non-Votes
138,707,331	181,328	116,534	12,871,167

Item 8.01.	Other Events.

On May 11, 2016, Andrew T. Heller, who has served as a director of ARRIS since 2011, was selected as the Lead Independent Director of the Board of Directors. The Lead Independent Director presides over executive sessions of the Board of Directors and other meetings where the Chairman is not present. The Lead Independent Director also approves the agenda for Board meetings and approves the material information sent to the Board. He also is the liaison between the Chairman and the independent directors and may call meetings of the independent directors. Lastly, he is available for consultation and direct communications, if so requested by a major shareholder, and has various other communications and administrative responsibilities.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Articles of Association of ARRIS International plc (as of 11 May 2016)

10.1	ARRIS International plc 2016 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRIS INTERNATIONAL PLC

By:	/s/ Patrick W. Macken
Patrick W. Macken
Senior Vice President, General Counsel, and Secretary

Date: May 12, 2016

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